Exhibit 99.1 (c) 7

TechRx Incorporated

Notes to Consolidated Financial Statements

June 30, 2000 and 1999

1.    Organization

TechRx Incorporated (the Company) was incorporated in 1992. The Company develops and markets best-of-breed software solutions to automate order processing in retail store pharmacies and high volume pharmacies such as mail service, and Internet pharmacies. The Company’s installed base (after considering the acquisition of the NDC pharmacy systems business (see Note 17) includes approximately 16,000 retail store systems including some of the nation’s leading chains such as Eckerd Drug and Kroger, approximately 750 hospitals, clinics and nursing homes, as well as twelve leading mail service pharmacies including WalMart, RxAmerica, and CVS Pharmacare.

In response to a severe shortage of pharmacists, the Company recently introduced a central processing and fill application, a new software product to enable retail store systems to integrate with a high volume application allowing prescriptions to be processed in a more cost efficient environment.

In fiscal 1999 the Company was also engaged in the Programmer Placement business that it phased out beginning January 1999.

2.    Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All material intercompany accounts and transactions have been eliminated.

Cash

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fixed Assets

Furniture and equipment are recorded at cost. Depreciation and amortization is provided on a straight-line method over a three- to ten-year life.

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

2.    Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. In accordance with this accounting standard, the Company has provided deferred income taxes for temporary differences between book and tax income.

Revenue Recognition

In October 1997, the American Institute of Certified Public Accountants issued SOP No. 97-2, Software Revenue Recognition, which was effective for the Company’s fiscal year beginning July 1, 1998. This SOP provides guidance on applying generally accepted accounting principles for software revenue recognition transactions. In addition, the Company implemented Staff Accounting Bulletin No. 101 on Revenue Recognition effective July 1, 1999.

Revenues from the sale of direct labor contracts, which include core licensed software with substantial enhancements, are recognized under the percentage-of-completion method of accounting. The revenue and related costs associated with the sale of hardware is recognized upon delivery. Maintenance revenue is recognized ratably over the term of the maintenance agreement.

Revenues from the sale of software licenses and implementation services are recognized upon the date that the software is in operation at the customer site where vendor specific objective evidence (VSOE) has been established for the undelivered elements, typically maintenance. In these cases, the maintenance revenue and associated costs are recognized over the term of the maintenance contract. Where VSOE cannot be established for undelivered elements within the contract, the revenue and associated costs for implementation services are deferred and recognized over the term of the contract, typically 2 or 3 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

2.    Accounting Policies (continued)

Disclosures About Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash—The carrying value amount approximates fair value because of the short maturity of those instruments.

Revolving loans—The carrying amount approximates the fair value of the revolving loans as these borrowings are variable interest rates reset each quarter

Other assets and liabilities—The Company believes that the carrying value of its other assets and liabilities represents their fair value as of the reporting date as a result of the short maturity for such financial instruments.

Capitalized Software Development Costs

The Company believes that a rapid increase in product version updates has led to an almost continuous product development cycle and has reduced the time between establishing technological feasibility and general release to the public. Based on the continuous product life cycles noted, the period between establishing technological feasibility and the general availability of such software is short, and software costs qualifying for capitalization are insignificant. Accordingly, the Company has capitalized only those software development costs relating to products that have a longer period of time between technological feasibility and general release to the public during the fiscal year ended June 30, 2000 or 1999.

3.    Deferred Taxes

The Company conforms to the accounting policies of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires use of an asset and liability method of accounting for income taxes.

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

3.    Deferred Taxes (continued)

The provision for income tax expense includes current and deferred taxes for the years ended June 30,2000 and 1999 is as follows:

	2000	1999
Current taxes:
Federal	$(258,829)	$(214,694)
Deferred	—	(70,162)

	(258,829)	(284,856)

Deferred taxes (benefit):
Federal	(178,226)	(5,687)
State	(9,716)	(1,858)

	(187,942)	(7,545)

Total	$(446,771)	$(292,401)

Components of deferred income taxes are comprised of the following as of June 30:

	2000	1999
Deferred income tax assets	$158,341	$55,845
Deferred income tax liabilities	(97,618)	(380,757)

	$60,723	$(324,912)

Consisting of:
Difference in accounting method cash and accrual method	$(130,323)	$(380,757)
Temporary difference for amortization of goodwill	(21,313)	—
Financial reserves not currently deductible for tax purposes	201,782	—
Temporary difference for depreciation of fixed assets	10,577	54,235
Net operating loss carryforwards	—	1,610

	$60,723	$(324,912)

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

3.    Deferred Taxes (continued)

The Company has provided for a valuation allowance of $1,313,139 on net operating loss carryforwards as it is likely that some portion of the deferred tax asset will not be realized. Prior to fiscal 2000, the Company reported its taxable income on the cash basis of accounting. Effective July 1, 1999, the Company changed to an accrual basis taxpayer.

4.    Retirement Plans

The Company sponsors a defined contribution profit sharing plan covering substantially all of its employees. Company contributions are determined at the discretion of management with a limit of fifteen percent of each covered employee’s salary. The plan also contains a 401(k) provision which allows for each employee to elect to contribute a portion of their salary to the retirement plan. There were no discretionary profit sharing contributions declared for the year ended June 30, 2000 or June 30, 1999. The Company contributed a discretionary 401(k) match of $56,818 for the year ending June 30, 2000 and $25,075 for the year ending June 30, 1999.

5.    Operating Lease Commitments

The Company has lease obligations for office space and office equipment. The following is a schedule of future lease reimbursements and other obligations:

Year ending June 30
2001	$ 483,135
2002	478,228
2003	459,660
2004	450,147
2005	450,147
Thereafter	75,025

$2,396,342

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

6.    Contingencies

The Company has been named as a defendant in a lawsuit brought by a former customer of a related party. The claims in this lawsuit are directed to alleged insufficiencies in computer software design work performed by a former related company, CDS Technologies, Inc. However, the Company is a named defendant because of its relationship with CDS Technologies, Inc. In the opinion of management, the ultimate outcome of the matter discussed above will not have a material adverse effect on the financial position or results of operations of the Company.

7.    Major Customers

Revenues from the Company’s three largest customers comprised 18%, 8% and 5%, respectively, of total revenues for the year ended June 30, 2000. Revenues from the three largest customers comprise 17%, 8% and 8%, respectively, of total revenue for the year ended June 30,1999.

8.    Amendment to Articles of Incorporation

Effective February 1, 1999, the Board of Directors adopted and the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation so that authorized shares of Common Stock increased from 100,000 to 30,000,000 and the par value of the Common Stock was reduced from $1 to $.001.

9.    Stock Spilt and Stock Dividend

On January 2,1999, the Board of Directors declared a reverse stock split whereby each issued and outstanding share of the Company’s $1 par value Common Stock was reduced to .56545 shares.

On February 1, 1999, the Board of Directors declared a stock split in the form of a dividend of 9,000 shares of Common Stock for each outstanding share of Common Stock. The stock dividend was distributed to all shareholders as of the record date (February 1, 1999).

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

10.    Employment and Stock Agreements

The Company adopted a Stock Option Plan effective February 9, 1999 which permits the Company to award options to acquire its common stock to employees, directors, consultants and advisors. The Company may award a maximum of 2,000,000 options under the plan. During 2000 and 1999, options for shares were issued at exercise prices of $1 and $.20 per share, respectively which are the Company’s estimate of the fair market value of the options at the date of grant. As of June 30, 2000 and 1999, the status of the 1999 Stock Option Plan was:

Year	Granted	Forfeited	Outstanding	Exercised
1999	1,065,000	—	1,060,000	5,000
2000	3,381,000	(186,453)	3,194,547	118,268

The Company accounts for the Plan under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation costs for the Plan been determined consistent with Statement of Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), using the Black-Scholes model, the net loss for the year ended June 30, 2000 and 1999 would have been increased by $362,841 and $6,978, respectively.

Summary of Assumptions	2000	1999
Risk-free interest rate	5.73%-6.68%	4.75%-5.27%
Expected dividend yield	0%	0%
Expected life of options	5 years	5 years
Expected volatility rate	41.5%	25%

On February 10, 1999, the Company entered into an agreement with a former consultant (now CEO) whereby in exchange for the consulting services, the consultant received 100,000 shares of the Company’s Common Stock. As a result, the Company recognized $9,000 in compensation expense. This consulting agreement terminated with the final closing of the Company’s Private Placement Offering on May 6, 1999 (Note 12).

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

11.    Discontinuation of Contract Services

In January of 1999, the Company decided to phase out the Programmer Placement business (Note 1). In conjunction with the phase-out, the Company paid approximately $440,000 to a current shareholder to assume all such contracts of that business. As of June 30, 1999, all of the contracts were transferred to the shareholder’s company and all expenses related to the transaction are included in the income statement.

12.    Equity Transactions

Issuance of Common and Preferred Stock

In February 1999, the Company sold 1,000,000 shares of Common Stock to two investors, including the current CEO, at $.33 per share.

In May and June of 1999, management completed a private placement offering (completed in two tranches) to secure additional equity. The Company issued 3,973,500 shares of Common Stock at a purchase price of $1 per share less $903,144 in fees and expenses. As additional compensation to the Placement Agent, the Company issued warrants to purchase shares of Common Stock equal to 20% of the aggregate number of shares sold in the offering (1,394,700). The warrants have an exercise price of $1 per share and are exercisable for seven years from the date of issue or three years after the date of an initial public offering, whichever is later.

In September 1999, subject to a clause in the shareholder agreement, 6,973,500 shares of common stock was converted to Preferred Stock—Series A.

In September 1999, the Company issued 3,000,000 shares of Preferred Stock—Series B at a purchase price of $1 per share less $216,662 in fees and expenses. These shares carry a preferred stock dividend of $.08 per share that is to be accrued each year and is payable when determined by the Board of Directors or upon liquidation or conversion of the shares. The Company accrued $186,000 in dividends as of June 30, 2000.

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

12.    Equity Transactions (continued)

Bridge Loan and Warrants

On January 29, 2000, the Company entered into a Bridge Loan with four of the equity partners in the amount of $4,500,000. The loan was provided in contemplation of a long term permanent financing of the Company and the notes are convertible at the option of each lender into shares of the Company’s common stock. This loan is at an interest rate of 9% and is payable in arrears at April 28, 2000, July 28, 2000 and October 28, 2000. The note was converted into common stock in fiscal 2001 (Note 16).

In January 2000, the Company issued 450,000 warrants to purchase Common Stock at an exercise price of $1 per share in conjunction with the Bridge Loan. The Company recorded the fair value of the warrants of $140,145 as a debt discount. This amount is being amortized into interest expense over 12 months and as of June 30, 2000, $58,394 was included in interest expense for this amortization.

Summary of Assumptions
Risk-free interest rate	6.06%
Expected dividend yield	0%
Expected life of warrants	2 years
Expected volatility rate	48%

13.    Correction of Error

In December 2000, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 on Revenue Recognition (SAB 101). SAB 101 did not change the rules relating to recognition of revenue but further clarified previous pronouncements. As a result of SAB 101, the Company reviewed the position that they had taken in recognizing revenue on their contracts and determined that certain revenue and costs of sales should have been deferred and recognized at a later date (see Note 2 for revenue recognition policies). Therefore, the Company recorded a correction of an error for fiscal year 1999, which decreased revenues by $938,000 and increased the net loss by $584,000.

TechRx Incorporated

Notes to Consolidated Financial Statements (continued)

14.    Condor Acquisition

Effective February 1, 2000, the Company entered into an agreement to purchase all of the stock of Condor Corporation in exchange for $5,005,000 and 4 million shares of the Company’s Common Stock. The excess of purchase price over net assets was recorded in goodwill at $7,559,693. Goodwill is being amortized over a 15 year life. The Company recognized $157,495 of amortization expense in fiscal 2000. In connection with this purchase, the Company incurred $92,249 of related costs.

15.    Debt

Effective September 15, 1999, the Company has a $500,000 line of credit to purchase equipment with Silicon Valley Bank. The line of credit bears interest at a rate of 1 % plus Prime rate. At June 30, 2000, the Company has $361,015 outstanding under this arrangement. At June 30, 2000, the following applied to this line of credit:

Weighted average outstanding balance	$132,765
Maximum borrowings	370,903
Weighted average interest rate	8.96%

16.    Subsequent Event

On July 27, 2000, National Data Corp (NDC) purchased 7,728,614 shares of Preferred Stock and 2,100,000 shares of Common Stock in the Company for $32,500,000 in cash.

Effective July 1, 2000, the Company acquired the assets of the NDC Pharmacy Systems business for $22,500,000 in cash, warrants to purchase 7,000,000 shares of Company stock at $3 per share, assumed approximately $2,900,000 in liabilities, and agreed to make certain minimum and variable payments to NDC over a 10-year period. The Company recognized the present value of expected future payments (approximately $40,000,000) as part of the purchase price for the NDC Pharmacy Systems Business.

The amount of purchase price in excess of the fair value of net assets acquired was recorded as goodwill.